Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S‑3 (No. 333-196804) and Form S‑8 (Nos. 333-59598, 333-62022, 333-88086, 333-116755, 333-151580, 333-174615, 333-183269, 333-197755, 333-201830, 333-201831, and 333-204550) of Kindred Healthcare, Inc. of our report dated February 28, 2017 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Louisville, Kentucky
February 28, 2017